UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2016

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 2, 2016, IEG Holdings Corporation (the “Company”) and Paul Mathieson, the Company’s Chief Executive Officer and a member of the Company’s board of directors, agreed to terminate, effective December 31, 2016, Mr. Mathieson’s professional consulting contract that has an effective date of January 1, 2015. The termination is in connection with the entry into a new professional consulting contract by the Company and Mr. Mathieson effective January 1, 2017. See Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, Investment Evolution Corporation, a wholly owned subsidiary of the Company (“IEC”), and Mr. Mathieson entered into a professional consulting contract, effective January 1, 2017 (the “2017 Consulting Contract”). Pursuant to the terms of the 2017 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by the Company and/or IEC. The 2017 Consulting Contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, the Company agreed to pay Mr. Mathieson $1.00 annually and a discretionary bonus to be determined by the Company’s board of directors.

The foregoing description of the 2017 Consulting Contract is qualified in its entirety by reference to the 2017 Consulting Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Effective November 3, 2016, each of Matthew I. Banks and Harold A. Hansen resigned as a member of the Company’s board of directors and any committee of the Company’s board of directors. The Company is no longer pursuing an uplisting to NYSE MKT or The NASDAQ Stock Market in the short term. Rather, the Company expects to move from the OTCQX market tier of the OTC Market Group to the OTCQB market tier in January 2017. Due to the Company’s move to the OTCQB market tier, the Company will no longer be required to (i) have at least two independent directors, or (ii) maintain a majority independent audit committee. As a result and in order to cut costs, Messrs. Banks and Hansen resigned as members of the Company’s board of directors. No director resigned because of any disagreement with the Company on any matter relating to the Company’s operation, policies or practices. Mr. Mathieson will remain as the Company’s sole director.

Item 7.01. Regulation FD Disclosure.

On November 3, 2016, the Company issued a press release providing a corporate strategy update, including announcing the resignation of Messrs. Banks and Hansen. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Professional Consulting Contract effective January 1, 2017 between Investment Evolution Corporation and Paul Mathieson.

99.1	Press release of IEG Holdings Corporation dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: November 3, 2016	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer